UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2016

NIELSEN HOLDINGS PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-35042	98-1225347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

AC Nielsen House
London Road
Oxford
85 Broad Street	Oxfordshire OX3 9RX
New York, New York 10004	United Kingdom
+1 (646) 654-5000	+1 (646) 654-5000

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 30, 2016, Nielsen Finance LLC (“Nielsen Finance”), a wholly-owned subsidiary of Nielsen Holdings plc, entered into Amendment No. 1 (the “Amendment Agreement”) relating to (i) its Fourth Amended and Restated Credit Agreement, dated as of April 22, 2014 (as amended prior to March 30, 2016, the “Existing Credit Agreement”), by and among Nielsen Finance, the other borrowers party thereto, the guarantors party thereto, the lenders and agents party thereto from time to time, and Citibank, N.A., as administrative agent. The Existing Credit Agreement, as amended pursuant to the Amendment Agreement, is referred to herein as the “Amended Credit Agreement”.

Among other things, the Amended Credit Agreement provides for additional Class A Term Loans (as defined in the Existing Credit Agreement) in an aggregate principal amount of $500,000,000 (the “Additional Class A Term Loans”). The net proceeds from the Additional Class A Term Loans are anticipated to be used for general corporate purposes.

The Additional Class A Term Loans will mature in full on April 30, 2019 and are required to be repaid in quarterly installments ranging from 1.369% to 4.11% of the original principal amount (as may be reduced as a result of voluntary prepayments), with the balance payable on April 30, 2019.

The Additional Class A Term Loans bear interest equal to, at the election of Nielsen Finance, a base rate or eurocurrency rate, in each case plus an applicable margin which ranges from 0.50% to 1.25% (in the case of base rate loans) or 1.50% to 2.25% (in the case of eurocurrency rate loans). The specific applicable margin is determined by the company’s total leverage ratio (as defined in the Amended Credit Agreement).

The Amended Credit Agreement contains the same affirmative and negative covenants as those of the Existing Credit Agreement.

A copy of the Amendment Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 4.1	Amendment Agreement, dated March 30, 2016, by and among Nielsen Finance LLC, the other borrowers party thereto, the guarantors party thereto, Citibank, N.A., as administrative agent and collateral agent, and certain of the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2016

NIELSEN HOLDINGS PLC

By:	/s/ Eric J. Dale
Name:	Eric J. Dale
Title:	Chief Legal Officer

Exhibit Index

Exhibit No.	Description

Exhibit 4.1	Amendment Agreement, dated March 30, 2016, by and among Nielsen Finance LLC, the other borrowers party thereto, the guarantors party thereto, Citibank, N.A., as administrative agent and collateral agent, and certain of the lenders.